UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California               95482

(Address of Principal Executive Offices)         (Zip Code)

(707) 463-2627

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Extension of MB Financial Facility

Effective June 29, 2017, Mendocino Brewing Company, Inc. (the “Registrant”), Releta Brewing Company LLC, a Delaware limited liability company (“RBC” and together with the Registrant, the “Borrowers”) and MB Financial Bank, N.A. (“Lender”), successor in interest to Cole Taylor Bank entered into a Twelfth Amendment (the “Twelfth Amendment”) to the Credit and Security Agreement (as amended, the “Agreement”) by and between the Borrowers and Cole Taylor Bank dated June 23, 2011, as previously amended on March 29, 2013, January 21, 2015 (the “Second Amendment”), June 20, 2016, July 22, 2016, September 21, 2016, October 18, December 22, 2016, January 25, 2017, February 23, 2017, March 16, 2017 and April 25, 2017.

The Agreement provides the Borrowers a credit facility, secured by the personal property of the Registrant and RBC, and the Registrant’s Ukiah, California facility, among other items of the Borrowers’ property. Prior to the Twelfth Amendment, the credit facility was to mature on June 30, 2017, and consisted of a $1,250,000 revolving facility, a $1,934,000 machinery and equipment term loan, a $2,947,000 real estate term loan and a $1,000,000 capital expenditure line of credit.

Borrowers advised the Lender that they will be unable to pay the Obligations (as defined in the Agreement) by the maturity date of June 30, 2017 and requested that the Lender amend the Credit Agreement to extend the current maturity date. The Twelfth Amendment extends the maturity date of the Credit Agreement from June 30, 2017 to September 30, 2017. Lender has absolutely no commitment and has made no agreement to extend the maturity date beyond September 30, 2017. In connection with the Twelfth Amendment, Borrowers paid a $15,000 amendment fee to the Lender, which was charged to the revolving line of credit provided by Lender under the Agreement and agreed to pay another $30,000 in two equal monthly installments of $15,000 each which will be charged to the revolving line of credit on August 1, 2017 and September 1, 2017.

The Twelfth Amendment also confirms the continuance of certain events of default under the Agreement. The Borrowers have previously received notices from the Lender regarding the exercise of rights related to events of default on September 18, 2013, April 18, 2014 and August 18, 2014 (the “Default Notices”), as described in current reports on Form 8-K of the Registrant filed on September 24, 2013, April 24, 2014 and August 22, 2014, respectively. As previously disclosed in the Registrant’s current reports on Form 8-K filed on May 3, 2013, September 24, 2013, April 24, 2014, August 22, 2014, January 27, 2015, and June 9, 2015, quarterly reports on Form 10-Q filed on August 14, 2013, November 14, 2013, August 14, 2014, November 11, 2014, May 15, 2015, August 14, 2015, November 16, 2015, May 16, 2016, August 15, 2016 and November 14, 2016, annual reports on Form 10-K filed on March 31, 2014, March 31, 2015 and April 14, 2016 (which are incorporated by reference herein to the extent they refer to the Agreement), the Borrowers have been in default under certain provisions of the Agreement.

Pursuant to the Agreement, the Borrowers must maintain certain financial metrics. As stated in the Twelfth Amendment, the Borrowers have continued to be in default on the fixed charge coverage ratio as of the period ending April 30, 2017 and the dates set forth in the Second Amendment. The fixed charge coverage ratio is required to be 1.15 to 1.00. As of April 30, 2017, the fixed charge coverage ratio was -0.98 to 1.00.

The Twelfth Amendment also states that the tangible net worth of the Borrowers has continued to fall short of the required amount as of the period ending February 28, 2017 and the dates set forth in the Second Amendment. The Registrant calculates the required tangible net worth of the Borrowers to be $6,181,400 as of April 30, 2017 and the actual tangible net worth on such date to be $2,362,100. The Registrant does not anticipate that the Borrowers will be able to regain compliance with the required fixed charge coverage ratio or the minimum tangible net worth in the near future.

The Lender has not waived the events of default described in the Default Notices or the Twelfth Amendment and has reserved the right to exercise all available rights and remedies. The Lender could declare the full amount owed under the Agreement due and payable at any time for any reason or no reason. If the Lender exercises additional remedies, such exercise would have a material adverse effect on the Registrant’s financial condition and the Registrant’s ability to continue to operate.

As previously disclosed in the Registrant’s current report on Form 8-K filed on January 14, 2016, the Registrant engaged Gordian Group, LLC to assist it in evaluating, exploring and, if deemed appropriate by the Registrant, pursuing and implementing certain strategic and financial options and transactions, including refinancing the credit facility (a “Financial Transaction”). While the Registrant has commenced evaluating its available options, no conclusion as to any specific option or transaction has been reached, nor has any specific timetable been fixed for this effort, and there can be no assurance that any Financial Transaction will be presented, implemented or consummated. If the Registrant is unable to complete a Financial Transaction, or to otherwise refinance the credit facility or further extend the Credit Agreement, such events would have a material adverse effect on the Borrowers’ financial condition and their ability to continue to operate.

The foregoing is not intended to be a complete description of the Twelfth Amendment and is subject to, and qualified in its entirety by, the full text of the Twelfth Amendment filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit
Number	Description

10.1	Twelfth Amendment to Credit and Security Agreement, effective as of June 29, 2017, by and among MB Financial Bank, N.A., successor in interest to Cole Taylor Bank, Mendocino Brewing Company, Inc., a California corporation, and Releta Brewing Company LLC, a Delaware limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: July 7, 2017	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary